Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 26, 2017
We consent to the incorporation by reference in the Registration Statement (Form S-1) filed with the Securities and Exchange Commission pertaining to our report dated March 28, 2017 relating to the audited financial statements of Acacia Diversified Holdings, Inc. for the years ended December 31, 2016 and 2015.

/s/ KWCO, PC
KWCO, PC
Odessa, Texas